Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on post-effective Amendment No. 2 to Form F-3 of Constellium SE of our report dated March 11, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Constellium’s N.V’s Annual Report on Form 20-F for the year ended December 31, 2018.

Neuilly-sur-Seine, France

PricewaterhouseCoopers Audit

/s/ Pierre Marty

Pierre Marty

Partner

December 12, 2019